Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@icf.com, +1571.373.5577

Sudhakar Kesavan to Retire as ICF Executive Chairman

CEO John Wasson to Assume Board Chair Role on January 1

FAIRFAX, Va. (November 19, 2020) –– ICF (NASDAQ: ICFI), a global consulting and digital services provider, announced that Sudhakar Kesavan will retire from the company’s board of directors on December 31. The board has approved a succession plan that appoints John Wasson, President and CEO, to the additional position of chairman of the board, effective January 1.

Kesavan has served as ICF’s chair of the board and CEO from 1999 until 2019, when he became executive chairman. During his tenure, Kesavan guided ICF through an extended period of expansion that included over 20 acquisitions and growth in annual revenues from $100 million to $1.5 billion.

“It has been an honor to lead ICF through its transformation over the past 20+ years,” Kesavan said. “I have worked with and benefited from so many talented colleagues and I am proud of what we have accomplished together. ICF has grown rapidly and we have built a mission-driven company that addresses some of the most critical issues of our time. I am immensely proud of the positive impact of ICF’s work. I am confident that John and our excellent management team will drive continued growth and maintain our unique and vibrant culture.”

“Sudhakar’s leadership and vision have helped establish ICF as one of the most dynamic success stories in the industry, and it has been a privilege to work alongside him for over 30 years,” said Wasson. “Sudhakar was instrumental in creating a strategy that has benefited all our stakeholders - our employees, our clients and our shareholders - and we are committed to continuing to execute on that strategy.”

“The board is extraordinarily grateful to Sudhakar for his incredible leadership, significant accomplishments, and strategic contributions that will have a lasting impact,” said Eileen Auen, lead independent director of ICF’s board of directors. “We are confident that the strong foundation of growth Sudhakar helped build, coupled with a highly capable executive leadership team led by John Wasson, will allow ICF to continue to drive growth and stakeholder value well into the future.”

“It has been a distinct privilege and honor to work with Sudhakar since ICF’s IPO in 2006,” said Srikant Datar, incoming dean of Harvard Business School effective January 1, and chair of the Governance Committee of ICF’s board of directors. “His vision and farsightedness, passion for making ICF both good and great, courageous decision-making, and innovative thinking has inspired everyone he has touched. And it has resulted in ICF’s spectacular impact and performance. Sudhakar is an incredible leader and I know John and his team will continue to build on this fantastic legacy.”

Kesavan joined ICF in 1983 as an associate, served in several positions of increasing responsibility, and was appointed CEO in 1999. He led ICF to its successful IPO in 2006 and expanded its operations from a primarily Washington D.C.-based firm to locations across North America, as well as in Europe, Asia, and Africa. He also progressively diversified the company’s portfolio, which has resulted in the company on average doubling its revenue every five years for the past two decades. Kesavan also led the effort for ICF to become the first professional services firm in the world to achieve carbon neutral status in 2006.

A leading executive in the professional services industry, Kesavan was named a “Tech Titan” by Washingtonian Magazine, and was inducted into the Washington Business Hall of Fame in 2014. In 2009, he was named “Executive of the Year” by the U.S. Professional Services Council.

Kesavan will remain active in advising organizations on governance and strategy issues. Kesavan currently serves as the chairman of the board of directors at ABM (NYSE: ABM). He sits on the board of trustees for the non-profit Inova Health System in Northern Virginia and the External Advisory Board of the Institute for Data, Systems and Society (IDSS) at the Massachusetts Institute of Technology.

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About ICF

ICF is a global consulting services company with over 7,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

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